Exhibit 99.1

Enviva Announces Court Approval of DIP and the Commencement of the DIP Syndication Process

BETHESDA, Md. – March 15, 2024 – Enviva Inc. (NYSE: EVA) (“Enviva” or the “Company”), a leading producer of sustainably sourced wood-based biomass, today announced that the U.S. Bankruptcy Court for the Eastern District of Virginia (the “Court”) approved, among other matters, its previously announced $500 million debtor-in-possession financing (the “DIP Facility”) pursuant to the Debtor-in-Possession Credit and Note Purchase Agreement (the “DIP Facility Agreement”) and the procedures and related materials that will govern the syndication of the DIP Facility. Pursuant to the DIP Facility Agreement, the Company intends to offer certain holders of shares of the Company’s Common Stock, par value $0.001 (CUSIP 29415B103) (the “Common Stock”) as of March 11, 2024 (the “Record Date” and such holders, the “Holders”) the opportunity (the “Opportunity”) to subscribe to participate in the syndication of the DIP Facility.

To be eligible to participate in the Opportunity, each Holder must be (i) an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity investors are such institutional accredited investors, (ii) a beneficial owner of Common Stock as of the Record Date and (iii) not the Company (an “Eligible Holder”). An Eligible Holder may designate another entity that is a partner, affiliate, or related party of such Eligible Holder to be a subscriber in the Opportunity (a “Permitted Designee”). Each Eligible Holder may elect to participate and submit a subscription to lend any portion of the DIP loans up to an aggregate amount not to exceed $100 million, provided that the minimum committed participation amount of DIP loans by any Eligible Holder and any of its Permitted Designees (taken together) shall not be less than $1 million. If you are not an Eligible Holder, you may not participate in the Opportunity.

Eligible Holders that participate in the Opportunity will be subject to certain restrictions under the DIP Facility Agreement, including with respect to voting and information rights.

The ability of Eligible Holders to submit commitments for the Opportunity commences today, March 15, 2024 and will expire at 5:00 p.m., New York City Time, on March 28, 2024 unless extended earlier or terminated, in accordance with the applicable subscription documents, and which extension will be made by public announcement by the Company in a press release and/or Form 8-K.

If you are an Eligible Holder interested in participating in the Opportunity, you must complete copies of the relevant subscription documents. Copies of the relevant subscription documents may be obtained at www.kccllc.com/Enviva or by contacting the Information Agent, Kurtzman Carson Consultants LLC at Enviva DIP Syndication, c/o KCC, 222 N. Pacific Coast Highway, Suite 300, El Segundo, CA 90245, Telephone: (877) 499-4509 (U.S./Canada) or (917) 281-4800 (international), Email: EnvivaDIP@kccllc.com.

Certain principal terms of the DIP Facility and the Company and certain of its subsidiaries’ contemplated restructuring are set forth in the DIP Facility Agreement, which is available at www.kccllc.com/Enviva (by clicking on the link for “DIP Syndication Materials”).

The securities being offered pursuant to the Opportunity have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered absent registration or an exemption from registration. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

About Enviva

Enviva Inc. (NYSE: EVA) is the world’s largest producer of industrial wood pellets, a renewable and sustainable energy source produced by aggregating a natural resource, wood fiber, and processing it into a transportable form, wood pellets. Enviva owns and operates ten plants with annual production of approximately 5.0 million metric tons in Virginia, North Carolina, South Carolina, Georgia, Florida, and Mississippi, and is constructing its 11th plant in Epes, Alabama. Enviva sells most of its wood pellets through long-term, take-or-pay off-take contracts with customers located primarily in the United Kingdom, the European Union, and Japan, helping to accelerate the energy transition away from conventional energy sources and reduce greenhouse gas emissions on a lifecycle basis in hard-to-abate sectors like steel, cement, lime, chemicals, and aviation. Enviva exports its wood pellets to global markets through its deep-water marine terminals at the Port of Chesapeake, Virginia, the Port of Wilmington, North Carolina, and the Port of Pascagoula, Mississippi, and from third-party deep-water marine terminals in Savannah, Georgia, Mobile, Alabama, and Panama City, Florida.

To learn more about Enviva, please visit our website at www.envivabiomass.com. Follow Enviva on social media @Enviva.

Cautionary Note Concerning Forward Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Enviva disclaims any duty to revise or update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Enviva cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Enviva. These risks include, but are not limited to, risks and uncertainties regarding: our ability to successfully complete a restructuring under Chapter 11 of Title 11 of the United States Code (“Chapter 11”); potential adverse effects of the Chapter 11 proceedings on our liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11 proceedings); our ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 proceedings; objections to our restructuring process, debtor-in-possession financing, or other pleadings filed that could protract the Chapter 11 proceedings; employee attrition and our ability to retain senior management and other key personnel due to distractions and uncertainties associated with the Chapter 11 proceedings, including our ability to provide adequate compensation and benefits during the Chapter 11 proceedings; our ability to maintain relationships with vendors, customers, employees, and other third parties and regulatory authorities as a result of the Chapter 11 proceedings; the debtor-in-possession financing and other financing arrangements; the effects of the bankruptcy petitions on the Company and on the interests of various constituents, including our stockholders; the length of time that we will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third party motions in the Chapter 11 proceedings, which may interfere with our ability to consummate a restructuring; our consummation of a restructuring; increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process; the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process; our ability to continue as a going concern; our ability to successfully execute cost-reduction and productivity initiatives on the anticipated timeline or at all; the outcome and timing of our comprehensive review; the volume and quality of products that we are able to produce or source and sell, which could be adversely affected by, among other things, operating or technical difficulties at our wood pellet production plants or deep-water marine terminals; the prices at which we are able to sell our products, including changes in spot prices; our ability to capitalize on higher spot prices and contract flexibility in the future, which is subject to fluctuations in pricing and demand; impairment of goodwill, intangible assets, and other long-lived assets; failure of our customers, vendors, and shipping partners to pay or perform their contractual obligations to us; our inability to successfully execute our project development, capacity expansion, and new facility construction activities on time and within budget; the creditworthiness of our contract counterparties; the amount of low-cost wood fiber that we are able to procure and process, which could be adversely affected by, among other things, disruptions in supply or operating or financial difficulties suffered by our suppliers; changes in the price and availability of natural gas, coal, diesel, oil, gasoline, or other sources of energy; changes in prevailing domestic and global economic, political, and market conditions, including the imposition of tariffs or trade or other economic sanctions, political instability or armed conflict, rising inflation levels and government efforts to reduce inflation, or a prolonged recession; inclement or hazardous environmental conditions, including extreme precipitation, temperatures, and flooding; fires, explosions, or other accidents; changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry, or power, heat, or combined heat and power generators; changes in domestic and foreign tax laws and regulations affecting the taxation of our business and investors; changes in the regulatory treatment of biomass in core and emerging markets; our inability to acquire or maintain necessary permits or rights for our production, transportation, or terminaling operations; changes in the price and availability of transportation; changes in foreign currency exchange or interest rates and the failure of our hedging arrangements to effectively reduce our exposure to related risks; risks related to our indebtedness, including the levels and maturity date of such indebtedness; our failure to maintain effective quality control systems at our wood pellet production plants and deep-water marine terminals, which could lead to the rejection of our products by our customers; changes in the quality specifications for our products required by our customers; labor disputes, unionization, or similar collective actions; our inability to hire, train, or retain qualified personnel to manage and operate our business; the possibility of cyber and malware attacks; our inability to borrow funds and access capital markets; viral contagions or pandemic diseases; potential liability resulting from pending or future litigation, investigations, or claims; changes to our leadership and management team; and governmental actions and actions by other third parties that are beyond our control. Certain additional risks, uncertainties, and other factors are described in greater detail in Enviva’s filings with the SEC, including the detailed factors discussed under the heading “Risk Factors” in Enviva’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as supplemented in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2023.

Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Enviva’s expectations and projections can be found in Enviva’s periodic filings with the SEC. Enviva’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contact:

Kate Walsh

Senior Vice President, Investor Relations & Corporate Communications

Investor.Relations@envivabiomass.com